EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 20, 2000, included in the Alliance Fiber Optic Products, Inc. and subsidiary Form S-1, for the quarter ended September 30, 2000 and to all references to our Firm included in this registration statement.


/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP

San Jose, California
February 1, 2001